                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                      EASTERN ENVIRONMENTAL SERVICES, INC.

                                      AND

                           UNITED WASTE SYSTEMS, INC.

                                FOR THE STOCK OF

                           KELLY RUN SANITATION, INC.

                     TABLE OF CONTENTS
                     -----------------

                                                         Page
                                                         ----

RECITALS................................................   1

ARTICLE I - CLOSING.....................................   2

ARTICLE II - TITLE INSURANCE............................   4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER..   5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EASTERN..  15

ARTICLE V - ADDITIONAL AGREEMENTS OF SELLER.............  16

ARTICLE VI - ADDITIONAL AGREEMENTS OF EASTERN...........  22

ARTICLE VII - CONDITIONS OF EASTERN.....................  22

ARTICLE VIII - CONDITIONS OF SELLER.....................  23

ARTICLE IX - INDEMNIFICATION............................  24

ARTICLE X - OTHER PROVISIONS............................  28

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made and entered into on November 19, 1997, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Eastern" or "Purchaser"), on one part, and United Waste Systems, Inc., a Delaware corporation ("Seller"), on the other part.

                                    RECITALS

     Eastern is a waste services company engaged in the collection, transportation and disposal of residential, commercial and industrial waste in several eastern, southern, and Midwestern states. For purposes of this Agreement, Eastern is sometimes hereinafter referred to as "Purchaser." Seller is the owner of all of the outstanding shares of stock ("Company Shares") of Kelly Run Sanitation, Inc., ("Company"), which, inter alia, is in the business of operating a landfill in or about Allegheny County, Pennsylvania, known as the Kelly Run Landfill (the "Landfill Business").

     Company owns the "Property" (hereinafter defined), and Company operates its business at the Property. The term "Property" shall mean those certain tracts of land located in Allegheny County, known as the Kelly Run Landfill and containing approximately 385 acres, as more fully described on Schedule R.1 attached hereto and incorporated herein by reference, together with the buildings and improvements thereon, if any (collectively, the "Property"). For purposes of this Agreement, "Property" shall also include (i) all of Company's right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of Company's right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Property, (iii) all of Company's right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which Company may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) all of Company's right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., if any, presently existing or hereafter prepared, with respect to the Property.

     Company also operates a waste collection, transportation and disposal business for industrial, commercial and residential solid waste. The assets of this business shall, simultaneously with the consummation of the transactions set forth herein, be transferred to affiliates or subsidiaries of Seller (the "Hauling Business").

     Purchaser desires to purchase all of the Company Shares, and the Seller desires to sell all of the Company Shares, all subject to the terms and conditions contained herein.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Seller. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement, and each schedule therein shall be subdivided, grouped and identified by Company. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder. Seller agrees to deliver the Disclosure Binder to Purchaser simultaneously with the execution hereof.

                                   ARTICLE I
                           CONSIDERATION AND CLOSING
                           -------------------------

     SECTION 1.1  Incorporation of Recitals.  The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.


     SECTION 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place within ten days of the conditions set forth in Article VII and
Article VIII being satisfied or waived, time being of the essence, at the offices of Seller's counsel, Schnader Harrison Segal & Lewis LLP, Suite 2700, Fifth Avenue Place, Pittsburgh PA 15222, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers.


     SECTION 1.3  Agreement to Sell Stock of Companies; Consideration.  At the
                  ---------------------------------------------------
Closing, Seller agrees to transfer and deliver to Purchaser all of the Company Shares and Purchaser agrees to purchase and pay for the Company Shares, the total consideration of a number of shares of Eastern's common stock ("EESI Stock") having a value of $6,000,000, each share being valued at $24.00 per share to be issued to Seller's parent corporation, USA Waste Services, Inc. In addition to the value set forth herein, Purchaser shall reimburse Seller for all reasonable expenditures incurred by Seller or Company from September 1, 1997 for construction of Phase III airspace at the Landfill to the extent such capacity constructed is not consumed as of the Closing Date. Seller shall also be reimbursed for the Company's $250,000 capital contribution made directly to Forward Township which was delivered by the Company on November 14, 1997 in connection with the construction and development of a sewer line to the Company's property as required under the consent agreement with the Pennsylvania Department of Environmental Protection ("PADEP").


     SECTION 1.4  Closing.  Following execution of this Agreement, Purchaser and
                  -------
Seller shall be obligated to conclude the transaction strictly in accordance with its terms within ten (10) days after the conditions of Closing set forth in
Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Seller to perform its obligations under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement, or at law or in equity, including, without limitation an action to recover its actual damages resulting from the default of Seller. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Seller may, in addition to and not in limitation of any other rights and remedies available to the Seller under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of Purchaser.


     SECTION 1.5  Termination.  This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of Eastern and Seller;

     (b) by Eastern or Seller, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement.

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 1.5, Article IX, Section 10.1, Section 10.2 and Section 10.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement. If this agreement is terminated, all due diligence and other documentation delivered to Eastern by the Company and Seller shall be returned to the Seller.


     SECTION 1.6  Deliveries by Eastern.  At the Closing,  Eastern shall deliver
                  ---------------------
or cause to be delivered, all duly and properly executed, authorized and issued (where applicable):

     (a) Certificates representing shares of EESI, as provided in Section 1.3 above, to be delivered upon delivery of the Company Shares;

     (b) A favorable opinion from counsel for Eastern, dated the Closing Date, in the form attached as Schedule 1.6(b);

     (c) The Waste Disposal Agreement, in the form and content attached hereto as Schedule 1.6(c) (the "Waste Disposal Agreement");

     (d) A copy of resolutions of the directors of Eastern authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein; and

     (e) Copies of all substitute financial assurances, bonds and letter of credit for the Landfill Business as more fully set forth in Section 5.16 hereof.


     SECTION 1.7  Deliveries by Seller.  At the Closing, Seller shall deliver to
                  ---------------------
Eastern or cause to be delivered, all duly and properly executed, authorized and issued (where applicable) the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) Except as may be otherwise required by Eastern, the written resignations of all officers and directors of the Company as of the time of Closing;

     (c) The Waste Disposal Agreement, in the form and content attached hereto as Schedule 1.6(c) (the "Waste Disposal Agreement");

     (d) A current certificate of good standing for the Company from each applicable jurisdiction of incorporation and admission;

     (e) A favorable opinion from counsel for Seller, dated the Closing Date, in form attached as Schedule 1.7(e), which opinion may be from in-house counsel to Seller;

     (f) A release from Seller, in a form and content satisfactory to Purchaser, which provides that the Seller and its subsidiaries are releasing the Company from any and all claims, causes of action, debts and obligations whatsoever existing on the Closing Date;

     (g) The Certificate described at Section 7.1 executed by an officer of the Company; and

     (h) The books and records of the Company, including, without limitation, all original financial and operating records, except those relating to the Hauling Business, the corporate minute books and seals, the corporate stock ledgers, and all title documents.


                                   ARTICLE II
                             PROPERTY AND TRANSFERS
                             ----------------------

     SECTION 2.1    Owners Title Policy.  Schedule 2.1 sets forth a title report
                    -------------------
containing a report of the title of the material parcels of the Kelly Run Landfill, dated December 31, 1992 (the "Owners Policy"). The only parcel not contained in such Owners Policy is approximately 1.8 acres purchased by the Company and recorded on July 26, 1996. The 1.8 acre parcel is not within the permitted air space calculations of Phase III of the Kelly Run Landfill. Purchaser acknowledges that the delivery of such prior policy is acceptable subject to the representations and warranties, terms and conditions set forth herein.


     SECTION 2.2 Transfers.  Seller shall immediately preceding or
                 ---------
simultaneously with the Closing set forth herein, transfer substantially all of the assets of the Hauling Business from the Company to affiliates of Seller, resulting in the Seller retaining all the assets of the Hauling Business. The Hauling Business assets to be transferred are set forth on Schedule 2.2. Seller shall have 90 days after Closing to transfer the Hauling Business off the Property as more fully set forth in Section 5.18.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     With knowledge that Eastern is relying upon the representations, warranties and covenants herein contained, Seller represents and warrants to Eastern and makes the following covenants for Eastern's benefit. When the phrase "to Seller's knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of an executive officer of Seller or the information and/or knowledge of any executive officer of Seller would actually possess had such executive officer acted with due diligence in the conduct of his or her duties as an executive officer.


     SECTION 3.1  Organization and Standing.  The Company and Seller are
                  -------------------------
corporations duly organized, validly existing and in good standing under the laws of the states of their incorporation, with full power and authority to own their properties and conduct their business as now being conducted. Company does not own any stock or interest in any other corporation, partnership, or other business organization other than one share in WHX Corporation which is held as an investment.


     SECTION 3.2  Securities.  All outstanding shares of stock of Company are
                  ----------
legally and validly authorized and issued, fully-paid and nonassessable. Seller owns all of the outstanding securities issued by the Company. There are no outstanding rights of any kind to acquire additional shares of any class of stock of the Company.


     SECTION 3.3  Contracts, Permits and Material Documents.   The items listed
                  -----------------------------------------
in Schedule 3.3 relating to the Landfill Business attached hereto are all of the following ("Material Documents") with respect to the Company which provide a benefit or impose a detriment of a value of $10,000 or more per year: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is the beneficiary,
(v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the Landfill Business of the Company, (viii) all surety bonds, closure bonds or any other obligation which the Company have liability for with respect to their operations and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on the Company or its property and pursuant to which the Company derives a benefit or incurs a detriment having a value of $10,000 or more per year. The Material Documents listed on Schedule
3.3 are organized under subheadings for each of the different type of documents listed. Except as set forth on Schedule 3.3, neither the Company nor to the Seller's knowledge is any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of Seller, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and none of Company's properties relating to the Landfill Business is bound by, any agreement or instrument which is material to the continued conduct of Landfill Business of the Company, as now being conducted, except as listed in Schedule 3.3.

     SECTION 3.4 Personal Property.
                 -----------------

     (a) All furniture, office equipment, scale computer equipment owned by the Company relating to the Landfill Business is in reasonably good condition given its age and use, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the Landfill Businesses currently conducted by the Company in an efficient manner.

     (b) Listed on Schedule 3.4(b) is all of the rolling stock, including motor vehicles, trucks, earth-moving equipment and landfill compactors and attachments used in the Landfill Business of the Company together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle ("Rolling Stock"). The Rolling Stock is owned by the Company. The Rolling Stock not scrapped, is in operable condition subject to normal wear and tear and subject to the Rolling Stock's age, except as noted on Schedule 3.4(b).

     (c) The inventory of parts, tires and accessories are in reasonable condition, and the shop tools owned by the Company relating to the Landfill Business are in reasonable condition and are sufficient in type, quantity and quality to operate the Landfill Business currently conducted by the Company in an efficient manner.

     (d) All landfill equipment and other equipment owned by the Company for use in the Landfill Business and having a fair market value of $15,000 or more and not listed on one of the above schedules is listed on Schedule 3.4(d) attached hereto and is in operable condition, subject to normal wear and tear and subject to their age, and is sufficient in type, quantity and quality to operate the business currently conducted by the Company in an efficient manner.


     SECTION 3.5 Customers. A list of customers of the Company's Landfill
                 ---------
Business together with information as to the rates charged for each customer, whether oral or in writing, is listed on Schedule 3.5 attached hereto. Neither the Company nor any other person or party to any of the material customer contracts is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The purchase of the Company by Eastern will not create a default under any material customer contract relating to the Landfill Business.


     SECTION 3.6 Title.
                 -----

     (a) Listed on Schedule 3.6 attached are the addresses and ownership interest which Company has in any real property, including, without limitation, fee ownership, lease, license or other form of interest.

     (b) The Company has good and marketable title to, or a valid leasehold interest in, all of its assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the types of liens set forth in subparagraphs (i) through (iii), the encumbrances set forth on the Owner's Policy and the items listed on Schedule 3.6 ("Permitted Encumbrances").

          (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

          (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation;

          (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment; and

          (iv) Liens of record which do not have a material adverse affect upon the use or operation of the Property as a landfill. It is agreed upon by the parties that any detriment in excess of $15,000.00 shall have a material adverse affect.


     SECTION 3.7 Real Property.
                 -------------

     (a) Other than as set forth on Schedule 3.7(a), to Seller's knowledge the Property is, and at all times during the operation of the landfills located upon the Property, to the extent required, has been, licensed, permitted and authorized for the operation of a hazardous and/or municipal solid waste landfill under all federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Property and the conduct of the landfill thereon.

     (b) Other than as set forth on Schedule 3.7(b), to Seller's knowledge no portion of the Property contains any areas that could be characterized as disturbed, undisturbed or manmade wetlands or as "waters of the United States" pursuant to any applicable laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the Pennsylvania Department of Environmental Protection ("PADEP"), whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals.

     (c) Except for the expansion permit approval appeals listed on Schedule 3.7(c), there are no proceedings or amendments pending and brought by or to Seller's knowledge threatened by, any third party which would result in a change in the allowable uses of the Property or which would modify the right of Company to use the Property for a municipal solid waste landfill after the Closing Date.

     (d) Other than as set forth on Schedule 3.7(d), there are no pending or, to the Seller's knowledge, threatened condemnation or eminent domain proceedings affecting all or any part of the Property.

     (e) Other than as set forth on Schedule 3.7(e), from the date of the Owners Policy to the date hereof there are no unrecorded rights of third parties to drill or explore for, collect, produce, mine, excavate, deliver or transport oil, gas, coal, or other minerals in, on, beneath, across, over, through, from or to any portion of the Property other than set forth in the Owners Policy or otherwise reserved therein and to Seller's knowledge no party has any unrecorded present or future right to possession of all or any part of the Property.

     (f) Other than set forth on Schedule 3.7(f), no unremediated liens with respect to environmental liability have been imposed against Seller, the Company or the Property under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any comparable Pennsylvania statute, or other applicable law, and to Seller's knowledge no facts or circumstances exist which would give rise to the same.

     (g) Other than as set forth on Schedule 3.7(g), no portion of the Property is listed on the CERCLIS list or the National Priorities List of Hazardous Waste Sites or any similar list maintained by the Commonwealth of Pennsylvania and neither the Company nor Seller is listed as a potentially responsible party under CERCLA, any comparable Pennsylvania statute or other applicable law, and neither the Company nor Seller has received a notice of such a listing.

     (h) Other than the portion of the landfill which was previously permitted as a hazardous waste disposal facility and the leachate created from such disposal activity, to Seller's knowledge there have been no spills, leaks, deposits or other releases into the environment or onto or under the Property of any Hazardous Materials as defined in this Section 3.7(h), except as set forth on Schedule 3.7(h). Other than the hazardous waste disposal portion of the Landfill and except as set forth on Schedule 3.7(h), to Seller's knowledge the Property does not contain any hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste or radioactive waste as those terms are defined by the Resource Conservation and Recovery Act of 1976; CERCLA; the Atomic Energy Act of 1954; the Toxic Substances Control Act; the Occupational Health and Safety Act; any comparable or similar Pennsylvania statute; any other applicable law; or the rules and regulations promulgated under any of the foregoing, as each of the foregoing may have been amended (collectively, "Hazardous Materials").

     (i) Other than as set forth on Schedule 3.7(i), the Property contains no underground or above-ground storage tanks or transformers containing Hazardous Material, petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other applicable law.


     SECTION 3.8 Financial Statements. Seller has delivered to Eastern true and
                 --------------------
correct copies of the following financial statements of the Company (the "Financial Statements"):

     (a) Unaudited balance sheets of the Company relating to the Landfill Business as of December 31, 1995 and December 31, 1996, and a statement of income for the periods ended December 31, 1995 and December 31, 1996, all prepared on an accrual basis; and

     (b) An unaudited balance sheet as of October 31, 1997 ("Most Recent Balance Sheet"), and a statement of income for the ten (10) month period ended October 31, 1997 ("Most Recent

Income Statement"), with respect to the Company's Landfill Business, prepared on an accrual basis internally by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

The balance sheet present fairly, in all material respects, the financial condition of the Company relating to the Landfill Business as of the dates indicated thereon and the statement of income presents fairly, in all material respects, on an accrual basis the results of the operations of the Company relating to the Landfill Business for the periods indicated thereon. All revenue and operating expenses have been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Since the date of the Most Recent Financial Statements, the Company has not (i) made any material change in its accounting policies (other than separating the Landfill Business from the Hauling Business) or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Most Recent Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the income, expenses or assets of the Company except as set forth herein.


     SECTION 3.9 Liabilities; Accounts Receivable and Working Capital. Except as
                 ----------------------------------------------------
set forth on Schedule 3.9:

     (a) The Company does not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP; and

          (ii) accounts payable and accrued expenses arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice.

     (b) All accounts receivable of the Company relating to the Landfill Business are, and all accounts receivable arising since the date of this Agreement, will be valid and enforceable accounts receivable, and will be fully collectable in the ordinary course of business, less an allowance for bad debt set forth on Most Recent Balance Statement. All accounts receivable have been generated in the ordinary course of the Landfill Business of the Company consistent with past practice and there are no defenses or set-offs to any of the accounts receivable.

     (c) At Closing, the Company shall have working capital consisting of current assets, which shall exclude cash and cash equivalents and current liabilities which shall exclude closure and post-closure costs (each determined in accordance with generally accepted accounting principles) in an amount no less than zero, excluding any payables listed in the current liabilities for the construction of Phase III of the Landfill for airspace which has not been consumed and the accrual of host community fees which shall be pro-rated between Buyer and Seller as of the date of Closing. It is acknowledged that current assets shall include pre-paid expenses, inventory, accounts receivable-other, and accounts receivable-trade (less allowance for doubtful accounts), and current liabilities shall include accounts payable, accrued expenses, accrued vacation pay, and the current portion of any long-term liabilities but excluding the current portion of any closure cost of Phase II which Seller is obligated to pay under this Agreement. At Closing, the Company shall not have any long-term liabilities as determined in accordance with GAAP including, without limitation, those set forth on the Most Recent Balance Statement except obligations regarding closure and post-closure of the landfill and litigation assumed by Eastern.

     (d) Within 90 days of the Closing, Eastern shall provide Seller with its calculation of the working capital calculation as of the date of Closing together with such documentation to verify such calculation and Seller shall pay over to Eastern the amount of negative working capital at Closing or Eastern shall pay over to Seller the sum equal to the amount by which the working capital exceeds zero, such payment to be made within 30 days of the completion of the working capital calculation.


     SECTION 3.10 Fiscal Condition of the Company. Since the date of the Most
                  -------------------------------
Recent Balance Sheet, except as set forth in Schedule 3.10, with respect to the Company there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material adverse change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others relating to the Landfill Business;

     (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by the Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice or other than the transfer of the Hauling Business;

     (d) Any expenditure or commitment by the Company for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices and having an acquisition price of $25,000 or less;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company taken as a whole, except damage, destruction or loss which does not exceed $25,000 in the aggregate;

     (f) Any material bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement;

     (g) Any loans or advances to or by the Company other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

     (h) Any change in accounting method or practice other than as contemplated by this Agreement.


     SECTION 3.11 Tax Returns. The Company has filed all Federal and other tax
                  -----------
returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns. Company is a Subchapter C corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Company has filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have or will in a timely manner file all such returns due for all periods ended on or before the Closing Date. The Seller shall pay all Federal and other taxes, penalties and/or interest owed by the Company which have accrued or are due for all periods prior to or through the Closing Date.


     SECTION 3.12 Policies of Insurance. All insurance policies, performance
                  ---------------------
bonds, and letters of credit insuring the Company or which the Company has had issued and which have not expired are listed on Schedule 3.12 attached hereto.
Schedule 3.12 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits of the Company are in force and effect and the premiums thereon are not delinquent. Except as set forth in Schedule 3.12, the Company has not received any notification from any insurance carrier denying or disputing any material claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company has no material claim against any of its insurance carriers under any of policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.


     SECTION 3.13 Employees.
                  ---------

     (a) The Company does not have any contract of employment with an officer or other employee, except as listed on Schedule 3.13(a).

     (b) Except as set forth on Schedule 3.13(b), no employee of the Company is represented by any union. A list of the name, address and social security number and current rate of compensation of each of the Company's employees and capacity in which each person is employed is set forth on Schedule 3.13(b) for the Landfill Business. There is no pending or to Seller's knowledge threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of the business operations of the Company.

     (c) The Seller maintains a 401(k) plan for the Company employees both Union and Non-Union. The Company is not obligated to make contributions to the 401(k) plan or any other benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans")).

     (d) The Seller shall be permitted upon Closing to terminate the Company's participation in any Plans applicable to the Company and the Company shall not participate after Closing in any such Plan, provided, however, the Company shall remain obligated under the collective bargaining agreement with the Teamsters Local 872.


     SECTION 3.14 Legality of Operation.
                  ---------------------

     (a) Except as disclosed in Schedule 3.14(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined in Section 3.14(b) below, to Seller's knowledge the Company is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use or zoning laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.14(a), to Seller's knowledge the Company is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to any of its property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.14(a), with respect to any Law there are no actions, suits or proceedings pending, or to Seller's knowledge threatened against or affecting any of the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change in the financial condition or business of the Company or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.14(a), to Seller's knowledge the Company has received no notification of any past or present failure by the Company to comply with any Law applicable to it or its assets and involving the Landfill Business.

     (b) Except as disclosed in Schedule 3.14(b) to this Agreement, to Seller's knowledge the Company is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in
Schedule 3.14(b), with respect to any Environmental Law, to Seller's knowledge the Company is in material compliance with all permits, licenses, and orders related thereto or issued thereunder, as are or may be applicable to the property and operations of the Company, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.14(b), there are no Environmental Law related actions, suits or proceedings pending or to the knowledge of Seller threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change of $25,000.00 or greater in the financial condition or business of the Company or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.14(b), to the knowledge of Seller the Company has not transported, stored, treated or disposed of, nor allowed any third persons, on its behalf, to transport, store, treat or dispose of waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in any liability for contamination of the environment; and the Company has not disposed of, nor has the Company knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.14(b), the Company has not received any notification of any past or present failure by the Company to comply with any Environmental Law applicable to their operations or their assets. Without limiting the generality of the foregoing, except as set forth in Schedule 3.14(b), the Company has not received any notification (including requests for information directed to the Company or an owner thereof) from any governmental agency asserting that the Company is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

     (c) To the knowledge of Seller except for the business which the Company currently conducts, the Company has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility other than a compost facility and recycling facility on the Property. The Company has obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. No employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Environmental Laws.

     (d) To the knowledge of Seller Schedules 3.14(a) and 3.14(b) list all remedied violations of Laws and Environmental Laws which existed within the past ten years and all outstanding unremedied notices of violations issued to the Company by any federal, state or local regulatory agency.

     (e) To the knowledge of Seller no employee, officer, director, or shareholder of the Company is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending litigation and administrative or judicial proceedings involving the Company, or its assets or liabilities, are set forth on Schedule 3.14(f) attached, together with a description of each such proceeding.


     SECTION 3.15 Corrupt Practices. To Seller's knowledge the Company has not
                  -----------------
made, offered or agreed to offer anything of value to any employees of any customers of the Company (except in conformity with Law) for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.


     SECTION 3.16 Legal Compliance. Seller has the right, power, legal capacity
                  ----------------
and authority to enter into, and perform its obligations under this Agreement, and, except as set forth in Schedule 3.16, no approvals or consents of any other persons, business or governmental units are necessary to be obtained by Seller or the Company in connection with the transactions, filings with or notices to, contemplated by this Agreement. Except as disclosed in Schedule 3.16 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, bylaw, agreement or other document to which the Seller or Company are a party or by which the Seller or Company or any of their properties are bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on Seller or Company or on any property of the Company; or

     (c) Any permit, certificate or license issued by any governmental authority under which the Company operates or pursuant to which any of the property of the Company is bound; or

     (d) Any agreement to which Seller or the Company are bound, including, without limitation, bank loan documents, agreements with customers or suppliers and leases for equipment.


     SECTION 3.17 Transaction Intermediaries. Except as disclosed in Schedule
                  --------------------------
3.17, no agent, broker, financial advisor or other person acting pursuant to the express authority of the Company is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.


     SECTION 3.18 Intellectual Property. The Company has not infringed, and are
                  ---------------------
not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company. The Company owns or has legally licensed all computer software used in connection with its business and has not infringed, and is not now infringing, on the rights of any third parties by its use of computer software.


     SECTION 3.19 Disclosure. The representations and warranties of Seller
                  ----------
contained in this Agreement, or in any Schedule or other document delivered by Seller pursuant hereto, do not to Seller's knowledge contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Seller becomes aware of any inaccuracy or misrepresentation or omission in any of the Schedules, it shall immediately advise Eastern in writing of the inaccuracy, misrepresentation or omission. If Purchaser elects to close the transaction having actual knowledge that a material representation or warranty of the Seller is not true or is not correct ("False Representation and Warranty"), the Purchaser shall not be entitled to indemnification under Article IX of this Agreement with respect to the part of the False Representation or Warranty which Purchaser actually knew to be not true or not correct at the Closing.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EASTERN
                   ------------------------------------------

     With knowledge that Seller is relying upon the representations, warranties and covenants contained herein, Eastern represents and warrants to Seller and makes the following covenants for Seller's benefit.


     SECTION 4.1 Organization and Existence. Eastern is a corporation duly
                 --------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Eastern has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.


     SECTION 4.2 Authority Relative to this Agreement. The execution, delivery
                 ------------------------------------
and performance of this Agreement by Eastern has been duly authorized and approved by the Board of Directors of Eastern. No further corporate action is necessary on the part of Eastern to consummate this Agreement in accordance with its terms. Eastern has full authority to enter into and perform its obligations under this Agreement, and neither the execution, delivery nor performance by Eastern of this Agreement will (i) result in a violation or breach of any term or provision nor constitute a default under the certificate of incorporation or bylaws of Eastern or under any contract or agreement to which Eastern is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Eastern is a party or by which it or its properties is bound.


     SECTION 4.3 Commission Filings. Eastern has delivered to Seller current and
                 ------------------
historical filings made by Eastern on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending June 30, 1997 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Eastern's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     SECTION 4.4 Issued Common Stock. The EESI Stock to be issued pursuant to
                 -------------------
this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     SECTION 4.5 Absence of Intermediaries. No agent, broker, or other person
                 -------------------------
acting pursuant to Purchaser's authority will be entitled to make any claim against the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     SECTION 4.6 Consents and Approvals. No filing, action, consent or approval
                 ----------------------
of any person, entity or governmental body is required by the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any approval that may be required from the PADEP due to a change of control of the Company.

     SECTION 4.7 Accuracy of Representations. The representations and warranties
                 ---------------------------
of the Purchaser contained in this Agreement do not to Purchaser's knowledge contain any untrue statement of material fact, or, omit to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. If Seller elects to Close the transaction knowing that a representation or warranty of the Purchaser is not true or is not correct ("Purchaser False Representation or Warranty"), the Seller shall not be entitled to indemnification under Article IX of this Agreement with respect to the part of the Purchaser False Representation and Warranty which Seller knew to be not true or not correct at the Closing.


                                   ARTICLE V
               ADDITIONAL AGREEMENTS OF THE PURCHASER AND SELLER
               -------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 5.1 Plan of Reorganization. This Agreement contemplates the
                 ----------------------
acquisition of all the outstanding stock of the Company solely in exchange for voting stock of Eastern in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code Section 368(a)(1)(B) and to comply with all IRS filing and other requirements for such exchange. Eastern and Seller agree that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of the Code. If for any reason a provision in this Agreement would prevent the transaction from qualifying as a reorganization within the meaning of the Code, the parties agree to negotiate in good faith to modify the Agreement so the transaction can qualify as a reorganization, as long as the economics of the transaction are not changed.

     SECTION 5.2 Restrictions on Transfer of Unregistered Stock. If the EESI
                 ----------------------------------------------
Stock delivered to Seller at Closing is not registered under the Securities Act of 1933 (the "Act"), the Seller understands and agrees that the following restrictions and limitations are applicable to the Seller's purchase and resale or other transfer of the EESI Stock, pursuant to the Act:

     (a) Seller agrees that the EESI Stock shall not be sold or otherwise transferred for a period of twelve months after the Closing Date, and thereafter not unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) A legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to the Seller:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These share have been acquired for investment and may not be sold pledged or hypothecated until the date which is twelve months after the Closing Date. Thereafter, these shares may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts."

     (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Seller pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.


     SECTION 5.3 Representations as to Private Offering. The EESI Stock is being
                 --------------------------------------
delivered to the Seller in a private placement under Section 5.2 of the Act and under Regulation D promulgated under the Act. To induce Eastern to issue the EESI Stock, Seller represents and warrants as follows:

     (a) Seller represents and warrants that it is an accredited investor, as that term is defined in Regulation D under the Act.

     (b) Seller acknowledges that it has received a copy of the Public Reports.

     (c) The Seller represents and warrants that the EESI Stock is being acquired for its own account without a view to public distribution or resale and that the Seller has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Stock, or any portion thereof, to any other person.

     (d) The Seller represent and warrant that, in determining to acquire the EESI Stock, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning the acquisition of the EESI Stock, been offered the opportunity to ask such questions and inspect such documents concerning Eastern and its business and affairs as it has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) THE SELLER ACKNOWLEDGES THAT THE ACQUISITION OF THE EESI STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that it can bear the economic risk of the acquisition of the EESI Stock, including the total loss of its investment.

     (f) The Seller represents and warrants that (i) it has adequate means of providing for its current needs and financial contingencies, (ii) it has no need for liquidity in this investment, (iii) it has no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require it to dispose of the EESI Stock, and (iv) all its investments in and commitments to non-liquid investments are, and after their acquisition of the EESI Stock will be reasonable in relation to its net worth and current needs.

     (g) The Seller understands that no federal or state agency has approved or disapproved the EESI Stock or made any finding or determination as to the fairness of the EESI Stock for investment.

     (h) The Seller understands that the EESI Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Eastern is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Seller to acquire the EESI Stock.


     SECTION 5.5 Access to Records. Seller will give to Eastern and its
                 -----------------
representatives, from the date hereof until the Closing Date, full access during normal business hours, upon reasonable notice, to all of the properties, books, contracts, documents and records of the Company relating to the Landfill Business, and will make available to Eastern and its representatives all additional financial statements of and all information with respect to the business and affairs of the Company relating to the Landfill Business that the other party may reasonably request.


     SECTION 5.6 Continuation of Business. Seller will operate the Landfill
                 ------------------------
Business of the Company until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve its Landfill Business organization intact, to assure, to the extent possible, the availability to Eastern of the present key employees of the Company and to preserve for Eastern the relationships of the Company with suppliers, customers, and others relating to the Landfill Business.


     SECTION 5.7 Continuation of Insurance. Seller will keep in existence all
                 -------------------------
policies of insurance insuring the Company against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect. After Closing, Seller may cancel all policies of insurance it has on the Company and Eastern shall effective upon the Closing be responsible for insuring the Company.

     SECTION 5.8 Standstill Agreement. Until the Closing Date, unless this
                 --------------------
Agreement is earlier terminated pursuant to the provisions hereof, Seller will not, directly or indirectly, solicit offers for the shares or the assets of the Company or for a merger or consolidation involving any of the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring any or all of the Company by merger, consolidation or other combination or acquiring any of the Company's assets.


     SECTION 5.9 Consents. Seller and Eastern shall cooperate with each other
                 --------
and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) any required approval of PADEP of the transactions contemplated by this Agreement, (ii) the approval of the Department of Justice and the Pennsylvania Attorney General, and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Seller.


     SECTION 5.10 Audited Financial Statements. Seller agrees to cooperate with
                  ----------------------------
Purchaser after the Closing to have prepared audited balance sheets for the Company as of December 31, 1995 and December 31, 1996 and June 30, 1997 and statements of income for the twelve-month periods ended December 31, 1995 and December 31, 1996 and the six-month period ended June 30, 1997, to the extent required by Rule S-X of the Securities Act of 1934. All such financial statements required to be audited shall be prepared by Purchaser's accountants or their designee at the expense of Purchaser. Seller shall grant to Eastern access to its books and records in order to have the audit completed within 60 days of the Closing. Seller will sign a standard representation letter to the auditors and provide Eastern with standard attorney's audit letters in preparation of the audit.


     SECTION 5.11 FIRPTA Certificate. If applicable, purchaser and Seller
                  ------------------
acknowledge that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Purchaser. Among other circumstances, Purchaser is not required to withhold said amount if Seller furnishes Purchaser with a certificate stating the Seller's U.S. Taxpayer Identification Number and that the Seller[?] is not a foreign person within the meaning of the Code. Seller agrees to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.


     SECTION 5.12 Waste Disposal Agreement. Seller shall cause its wholly owned
                  ------------------------
subsidiaries, Chambers Developments Company, Inc. and William H. Martin, Inc., to dispose of its municipal solid waste at the Kelly Run Landfill, by entering into the Waste Disposal Agreement attached as Schedule 1.6(c).


     SECTION 5.13 Landfill Closure. Purchaser and Seller acknowledge that the
                  ----------------
Phase II disposal area as designated on the Phase III permit application plans dated June 4, 1996, and approved by PADEP in the permit for Phase II must be closed to comply with the terms of the permit issued by PADEP. Seller at its own cost and expense shall properly close the Phase II area as required by the Phase II Permit and PADEP with the synthetic cap to be in place by July 1, 1998 and the closure completed on or before September 30, 1998. Closure of the Phase II area shall be performed in a manner acceptable to PADEP. Seller shall use its commercially reasonable efforts to provide Purchaser with detailed plans for the closure of the Phase II area for Purchaser's review and approval. Purchaser shall provide Seller such reasonable access as is necessary to complete the closure operations in a timely manner without adversely affecting the Company's business.


     SECTION 5.14 Outside Counsel. Seller shall execute such conflict-of-
                  ---------------
interest waivers as may be required by counsel representing the Company in the appeals proceedings listed on Schedule 3.7(d) to continue such representation up through the final non-appealable outcome of such proceedings.


     SECTION 5.15 Books and Records. From the Closing Date to six years after
                  -----------------
the Closing Date, the Purchaser shall allow the Seller and its professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Seller requires access to the Records for any purpose. Access to the Records shall be during normal working hours at the location where such Records are stored. The Seller shall have the right, at its own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business.


     SECTION 5.16 Bonds.
                  -----

     (a) Except as set forth below both prior to and after Closing, Purchaser shall use every reasonable commercial effort to cause (i) Seller and its subsidiaries (other than the Company) to be released from any and all obligations Sellers have under the letters of credit, (ii) Seller to be paid or have returned to it all collateral it or its subsidiaries pledged, deposited or posted under the terms of the trust agreement, (iii) Seller and its subsidiaries other than the Company to be released from any and all obligations Seller has under any closure and post-closure bonds applicable to the Landfill Business as set forth below.

     (b) Seller and/or the Company have posted the following financial assurances with the PADEP:

                 (i)    Phase I surety bond                    $71,404
                (ii)    Phase I surety bond                    $62,800
               (iii)    Phase II letter of credit             $800,000
                (iv)    Phase II letter of credit           $1,807,660
                 (v)    WDA closure surety bond               $340,000
                (vi)    WDA closure surety bond               $285,649
               (vii)    WDA closure certificate of deposit    $350,000
              (viii)    WDA post-closure surety bond        $1,138,989
                (ix)    Phase III letter of credit          $1,439,325

     Eastern shall only be responsible to substitute at Closing and as set forth herein the financial assurances set forth in (b)(i) (ii) (iii) (viii) and (ix) above ("Eastern Financial Assurance") and all performance bonds relating to Customer Contracts and Seller shall maintain the financial assurances for closure of previously filled landfill space as set forth in (b)(iv) (v) (vi) and
(vii) ("Seller Financial Assurance"). Seller shall be responsible to have the PADEP release Seller's Financial Assurance in accordance with applicable laws and Eastern shall use reasonable commercial efforts after Closing to assist Seller in the release of Seller's Financial Assurance and do all actions reasonably necessary or appropriate, including submit all reasonable permit modifications and submittals to the PADEP as long as they do not negatively effect airspace or operating costs for Phase III, to have the Seller Financial Assurances returned to Seller in a prompt manner so that Seller shall be responsible only for closure (and not post-closure) for Phase II of the Landfill and the Western Disposal Area of the Landfill. Seller shall not have any responsibility or liability for closure or post-closure bonding for Phase I. Eastern hereby grants Seller a limited power of attorney to execute and deliver any instruments or certifications necessary in the name of the Company solely in connection with the closing and capping of Phase II of the Landfill and for the return of the Seller's Financial Assurance. The power of attorney may not be used to obligate the Company to pay any money or undertake any action, except it is hereby acknowledged by the parties that the release of the Seller's Financial Assurance may result in an increase in the post-closure bonds. The Sellers shall provide to Eastern copies of any documents to be submitted under the power of attorney 30 days prior to submittal. Eastern shall use its best efforts to negotiate with PADEP to post financial assurances satisfactory to PADEP and Eastern for post-closure of these areas. All correspondence to or from the PADEP regarding bonding at the landfill for Phase II and the Western Disposal Area shall be given to the other party hereto until such time as all of Seller's Financial Assurance is released by the PADEP. If Eastern for whatever reason fails to deliver such financial assurance for post-closure as set forth herein for 30 days after the written request of PADEP which prevents the return of Seller's Financial Assurance, Eastern shall be responsible to reimburse Seller for any substantiated costs or expenses incurred by Seller for the continued posting of such financial assurance.

     (c) Eastern shall grant reasonable access to the Company's books and records and its properties and shall cooperate with Seller to permit Seller to conclude all closure activity and obtain any certifications necessary to obtain the return of Seller's Financial Assurances.


     SECTION 5.17 Obligations Relating to the Closure Bonds. The Seller shall
                  -----------------------------------------
cooperate with Purchaser in Purchaser's notification of its obligations in
Section 5.16, executing any documents required to cause the payment bond, performance bond, closure bond and post-closure bond to be replaced, as long as such documents do not obligate Seller to pay any money or incur future liability.


     SECTION 5.18 Transfer of Hauling Business. Seller shall have up to ninety
                  ----------------------------
(90) days from the date of Closing to remove the Hauling Business from the Property. Seller shall be responsible to pay for insurance for its operations during such period and shall be responsible for all costs and expenses of operating the Hauling Business after the Closing. Seller shall be given reasonable access to the facilities of the Company in order to effectively transition the Hauling Business from the Property. Such access shall include, without limitation, offices, parking and maintenance facilities. Seller shall not during such 90 day period interfere with the operations of the Company and upon the request of the Company, the Seller shall relocate its rolling stock and equipment to accommodate the Company's operation and office use.


     SECTION 5.19 Retained Litigations. The Company's and Buyer's employees who
                  --------------------
would have knowledge shall cooperate fully with Seller, at Seller's expense, with respect to the investigation, preparation, and prosecution or defense of any actual or threatened litigation or other judicial or administrative proceeding arising out of or relating to the Hauling Business and certain other litigation arising out of the Landfill Business (hereinafter referred to as the "Retained Litigations"). Buyer hereby assigns to Seller any and all interests, including claims, counterclaims, cross-claims and causes of action, which Buyer now has or may in the future have with respect to the Retained Litigations, and Buyer and/or Company shall further take any and all actions necessary in the future to fully effect such assignment. Buyer shall provide Seller with reasonable access to any and all documents, as defined under any applicable rule of civil procedure, which are in the possession, custody or control of the Company or Buyer and which concern, refer or relate in any way to the Retained Litigations. Buyer shall further make Company's employees available to Seller as reasonably necessary for the pursuit of the Retained Litigations. Set forth on
Schedule 5.19 is a list of the Retained Litigations which with respect to the Landfill Business are only those designated on Schedule 5.19.


                                   ARTICLE VI
                ADDITIONAL AGREEMENTS OF THE PARTIES AND EASTERN
                ------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:


     SECTION 6.1 Payment of Expenses. Eastern will pay all expenses incurred by
                 -------------------
Eastern in connection with the negotiation, execution and performance of this Agreement. Seller will pay all legal and accounting expenses incurred by Seller and the Company in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.


                                  ARTICLE VII
                             CONDITIONS OF EASTERN
                             ---------------------

     The obligations of Eastern to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the Closing:


     SECTION 7.1 Compliance by Seller. Seller and the Company shall have
                 --------------------
performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Seller and the Company at or prior to the Closing Date. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Eastern shall have received a Certificate duly executed by an officer of Company representing and warranting the foregoing.


     SECTION 7.2 Litigation Affecting This Transaction. There shall be no actual
                 -------------------------------------
or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Company or the business the Company operates, which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Eastern, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.


     SECTION 7.3 Fiscal Condition of Business. Relating to the Landfill Business
                 ----------------------------
there shall have been no material adverse change in the results of operations, financial condition or business of the Company, and the Landfill Business shall have not suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.


     SECTION 7.4 Opinion of Counsel. Seller shall have delivered to the Eastern
                 ------------------
the opinion of counsel, dated the Closing Date, in the form annexed hereto as
Schedule 1.7(e).


     SECTION 7.5 Waste Disposal Agreements. The Seller shall have executed and
                 -------------------------
delivered to Eastern the Waste Disposal Agreement.


     SECTION 7.6 Release. Seller shall have executed and delivered to Eastern
                 -------
the Release described at Section 1.7(f).


     SECTION 7.7 Consents. All approvals, authorizations and consents required
                 --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of PADEP to the change in control of the Company, (ii) the approval of the Federal Trade Commission and Department of Justice, and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Seller. Eastern shall have been furnished with appropriate evidence, reasonably satisfactory to Eastern and its counsel, of the granting of such approvals, authorizations and consents.


                                  ARTICLE VIII
                              CONDITIONS OF SELLER
                              --------------------

     The obligations of Seller to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:


     SECTION 8.1 Compliance by Eastern. Eastern shall have performed and
                 ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. All representations and warranties of Eastern contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.


      SECTION 8.2 Litigation Affecting This Transaction. There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which, in the judgment of Seller, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.


     SECTION 8.3 Material Adverse Change. There shall not have been, and on the
                 -----------------------
Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of Eastern and its subsidiaries taken as a whole.


     SECTION 8.4 Waste Disposal Agreements. Eastern shall have executed and
                 -------------------------
delivered the Waste Disposal Agreement.


     SECTION 8.5 Opinion of Counsel. Eastern shall have delivered to Seller the
                 ------------------
opinion of counsel to Eastern, dated the Closing Date, in the form annexed hereto as Schedule 1.6(c).


     SECTION 8.6 Consents. All approvals, authorizations and consents required
                 --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of PADEP to the change in control of the Company, (ii) the approval of the Federal Trade Commission, the Department of Justice and the Attorney General for the Commonwealth of Pennsylvania, and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Seller. Eastern shall have been furnished with appropriate evidence, reasonably satisfactory to Eastern and its counsel, of the granting of such approvals, authorizations and consents.


                                   ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     SECTION 9.1 Indemnification by Seller. Seller agrees that it will
                 -------------------------
indemnify, defend, protect and hold harmless Eastern and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Financial Statement) of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Company arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act prior to the date of Closing involving Seller or the Company and to the knowledge of Seller; (e) any suit, action, obligation, liability, cost or expense in any nature arising from the Retained Litigation or arising from the operation of the Hauling Business before or after Closing, and any violation of an environmental law (as defined herein) or any responsibility for disposal at a third party site under any environmental law other than the Kelly Run Landfill; (f) any underfunding by the Company or Seller under any Plan; and (g) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c), (d) or (e) of this Section 9.1 of this Agreement has occurred.


     SECTION 9.2 Indemnification by Eastern. Eastern agrees that it will
                 --------------------------
indemnify, defend, protect and hold harmless Seller and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Eastern set forth in this Agreement or in the Schedule attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Eastern made in this Agreement and to be performed by Eastern before or after the Closing Date; (c) any claim arising from an action or circumstance in connection with the operation of the Landfill Business after Closing and which does not involve the falsity of a material representation or warranty of Seller; (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred.


     SECTION 9.3 Procedure for Indemnification with Respect to Third Party
                 ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.


     SECTION 9.4 Procedure for Non-Third Party Claims. If Eastern or any Seller
                 ------------------------------------
wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     SECTION 9.5 Survival of Claim. All of the respective representations,
                 -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in
Section 3.11 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until two years from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.


     SECTION 9.6 Limitation of Liability; Setoff. Notwithstanding anything else
                 -------------------------------
to the contrary contained herein, the obligations of the Seller and Purchaser pursuant to the indemnification contained in Section 9.1 and Section 9.2 shall be limited to Five Million Dollars ($5,000,000);


     SECTION 9.7 Prompt Payment. In the event that any party is required to make
                 --------------
any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                   ARTICLE X
                                OTHER PROVISIONS
                                ----------------

     SECTION 10.1 Nondisclosure by Seller. Seller recognize and acknowledge that
                  -----------------------
it has in the past, currently has, and in the future will have certain confidential information of Eastern such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Eastern. Seller agrees that for a period of five (5) years from the Closing Date it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Eastern, unless (i) such information becomes known to the public generally through no fault of Seller,
(ii) Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Seller of the provisions of this Section, Eastern shall be entitled to an injunction restraining Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Eastern from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.


     SECTION 10.2 Nondisclosure by Eastern. Eastern recognizes and acknowledges
                  ------------------------
that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Eastern agrees that it will not utilize such information in the business or operation of Eastern or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Eastern or any of its affiliates, (ii) Eastern is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or
(iii) Closing takes place. In the event of a breach or threatened breach by Eastern of the provisions of this Section, Seller shall be entitled to an injunction restraining Eastern from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.


     SECTION 10.3 Assignment; Binding Effect; Amendment. This Agreement and the
                  -------------------------------------
rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Eastern) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of Eastern. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.


     SECTION 10.4 Entire Agreement. This Agreement, is the final, complete and
                  ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.


     SECTION 10.5 Counterparts. This Agreement may be executed simultaneously in
                  ------------
two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


     SECTION 10.6 Notices. All notices or other communications required or
                  -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a) If to Eastern, addressed to it at:

               President
               1000 Crawford Place, Suite 101
               Mount Laurel, New Jersey 08054

               with a copy to:

               Robert M. Kramer, Esq.
               Robert M. Kramer & Associates, P.C.
               1150 First Avenue, Suite 900
               King of Prussia, Pennsylvania 19406

     (b) If to Seller, addressed to it at:

               Office of General Counsel
               USA Waste Services, Inc.
               1001 Fannin, Suite 4000
               Houston, Texas 77002

               with a copy to:

               Megan E. Harmon, Esquire
               Schnader Harrison Segal & Lewis LLP
               120 Fifth Avenue
               Suite 2700, Fifth Avenue Place
               Pittsburgh, PA 15222

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.


     SECTION 10.7 Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.


     SECTION 10.8 No Waiver. No delay of or omission in the exercise of any
                  ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.


     SECTION 10.9 Time of the Essence. Time is of the essence of this Agreement.
                  -------------------


     SECTION 10.10 Captions. The headings of this Agreement are inserted for
                   --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.


     SECTION 10.11 Severability. In case any provision of this Agreement shall
                   ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


     SECTION 10.12 Construction. The parties have participated jointly in the
                   ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.


     SECTION 10.13 Extension or Waiver of Performance. Either Seller or Eastern
                   -----------------------------------
may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Seller and Eastern.


     SECTION 10.14 Liabilities of Third Parties. Nothing in this Agreement,
                   ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.


     SECTION 10.15 Publicity. Prior to Closing, except as may be required by
                   ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.


     SECTION 10.16 Arbitration.
                   -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Pittsburgh, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.


     SECTION 10.17 Disclosure on Schedules. The parties to this Agreement shall
                   -----------------------
have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in
Section 7.1 shall not be satisfied if the amendment or supplementation of any Schedule by Seller results in any of Seller's representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchaser.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              EASTERN ENVIRONMENTAL SERVICES, INC.


                              BY: /S/  ROBERT M. KRAMER
                                 --------------------------------
                                 ROBERT M. KRAMER,
                                 EXECUTIVE VICE PRESIDENT

                              UNITED WASTE SYSTEMS, INC.


                              BY: /S/ RONALD H. JONES
                                 ---------------------------------
                              NAME: RONALD H. JONES
                              TITLE: VICE PRESIDENT AND TREASURER


                                   GUARANTEE

     USA Waste Services, Inc. joins this Stock Purchase Agreement for the purposes of financially guaranteeing Seller's obligations hereunder.


                              USA WASTE SERVICES, INC.


                              BY: /S/ CHARLES A. WILCOX
                                  --------------------------------
                              NAME: CHARLES A. WILCOX
                              TITLE: REGIONAL VICE PRESIDENT